LONG TERM CASH INCENTIVE BONUS AGREEMENT

This Long Term Cash Incentive Bonus Agreement (this "Agreement"), dated as of December 17, 2013, is by and between John Tilelli (the "Executive") and DynCorp International LLC, a Delaware limited liability company (the "Company") (each a "Party," and collectively, the "Parties").
WHEREAS, the Executive is currently employed by the Company;
WHEREAS, the continuing efforts of the Executive are necessary to the successful performance of the ongoing operations of the Company and its subsidiaries and the Company desires to retain the services of the Executive in the event of a Change in Control (as defined below) of the Company; and
WHEREAS, as an inducement to the Executive to remain employed by the Company through a Change in Control, the Company has determined that the Executive shall be entitled to receive a long term cash incentive bonus on the terms and conditions described herein.
NOW, THEREFORE, in consideration of the mutual promises made herein, the Parties hereby agree as follows:
1.    Long Term Cash Incentive Bonus.
(a)    In the event of a Change in Control, subject to the Executive's (x) continued employment with the Company through such Change in Control and (y) execution of the Restrictive Covenant Agreement (attached hereto as Exhibit A) within fourteen (14) days of receipt of this Agreement, the Executive shall be eligible to receive a long term cash incentive bonus equal to $160,000 (the "Cash Incentive Bonus"). The Cash Incentive Bonus shall be paid to the Executive within the sixty (60) day period following such Change in Control (the "Payment Date").
(b)    If the Executive's employment terminates for any reason prior to a Change in Control, this Agreement shall be null and void and have no further force and effect (and the Executive shall have no rights hereunder).
(c)    Notwithstanding the foregoing, in the event that Executive's employment is terminated (x) by the Company without Cause (as defined below) or (y) by the Executive for Good Reason, in each case, within forty-five (45) days prior to the date the Company enters into a definitive agreement that if consummated would result in a Change in Control and such Change in Control is consummated, Executive shall continue to be eligible to receive the Cash Incentive Bonus on the Payment Date.
2.    Definitions.
(a)    "Affiliate" means, with respect to any entity, any other corporation, organization, association, partnership, sole proprietorship or other type of entity, whether incorporated or unincorporated, directly or indirectly controlling or controlled by or under direct or indirect common control with such entity.
(b)    "Cause" means, with respect to a Executive, as determined by the Board in its reasonable judgment: (a) the Executive's continued failure to substantially perform, or continued negligence in the performance of, the Executive's duties; (b) the Executive's repeated acts of insubordination, or failure to execute Defco or Subsidiary plans and/or strategies; (c) the Executive's willful contravention of specific lawful directions from the Board or the employee to whom the Executive reports; (d) the Executive's acts of dishonesty resulting or intending to result in personal gain or enrichment at the expense of Defco or a Subsidiary; (e) the Executive's commission of, conviction of, plea of guilty or nolo contendere to, or indictment for, a felony, or other material criminal act; (f) the Executive's violation of his or her employment agreement (or other arrangement) with Defco or any Subsidiary thereof, if any, or violation of any policy of Defco or any Subsidiary including, but not limited to, Defco's or a Subsidiary's employment manuals, rules and regulations after one (1) written notice from Defco or a Subsidiary regarding such violation; or (g) the Executive engaging in any act that is intended, or may reasonably be expected, to harm the reputation, business, prospects or operations of Defco or a Subsidiary, its respective officers, directors, stockholders, Affiliates or employees.
(c)    "Change in Control" means the first to occur of any of the following events (i) one Person who is not an Investor or an Affiliate of an Investor becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the then issued and outstanding securities of the Company, (ii) a reduction in Investor's beneficial ownership, directly or indirectly, to less than thirty percent (30%) of the combined voting power of the then issued and outstanding securities of the Company or (iii) the sale, transfer or other disposition of all or substantially all of the business and assets of the Company, whether by sale of assets, merger or otherwise (determined on a consolidated basis), to one Person other than an Investor or an Affiliate of an Investor.
(d)    "Good Reason" means, without the Executive's consent (i) a reduction in Executive's then current base salary or bonus at target, (ii) the Company's failure to make payments to the Executive when due pursuant to the terms of this Agreement, (iii) a substantial diminution of Executive's duties or responsibilities with Defco Holdings, Inc. (“Defco”); provided that neither the merger, sale or acquisition of business units, subsidiaries or assets, nor any similar corporate transaction, shall, by itself, constitute a diminution of duties or responsibilities for purposes hereof or (iv), following a Change in Control, the failure of Defco (or any surviving entity in connection with a Change in Control or any Affiliate) to provide the Executive a long term incentive benefit with an aggregate value substantially not less favorable to the long term incentive benefit (including this Agreement and Class B-1 Interest) granted to the Executive by Defco or its Affiliates. Each of the foregoing events will cease to constitute Good Reason unless Executive gives Defco notice of Executive's intention to resign his position with Defco or its Subsidiaries within sixty (60) days after Executive's knowledge of the occurrence of such event, and Defco and its Subsidiaries shall have thirty (30) days from its receipt of such notice to cure any condition that constitutes Good Reason.
(e)    "Investor" means Cerberus Series Four Holdings LLC, Cerberus Partners II L.P. and their Affiliates
(f)    "Person" means a person, as such term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (or any successor thereto).
3.    Confidentiality. The Executive agrees not to divulge the terms or existence of this Agreement to any third party at any time, other than to the Executive's spouse, tax preparer, or attorney (and the Executive will instruct each of the foregoing not to disclose the same), or except as required by law or as may be necessary to enforce this Agreement or comply with its terms.
4.    Employment Relationship. Nothing in this Agreement is intended to modify the at-will employment relationship between the Company and the Executive. Either the Company or the Executive may terminate the employment relationship at any time, with or without notice, for any reason or no reason.
5.    Entire Agreement. This Agreement contains the entire agreement between the Executive and the Company with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.
6.    Waiver and Amendments. This Agreement may be amended, modified, superseded, or canceled, and the terms and conditions hereof may be waived, only by a written instrument signed by the Parties or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.
7.    Governing Law; Venue. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Virginia, without regard to conflicts of laws principles thereof. All disputes arising out of or related to this Agreement shall be submitted to the state and federal courts of Virginia, and the Parties irrevocably consent to such personal jurisdiction and waive all objections thereto, but do so only for the purposes of this Agreement.
8.    Assignability. Executive acknowledges and agrees that the services rendered by Executive to the Company are unique and personal. Accordingly, Executive may not assign any of Executive's rights or obligations, or delegate any of Executive's obligations, under this Agreement without the express written consent of the Company. The Company may, upon written notice to Executive, assign this Agreement to a successor entity.
9.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.
10.    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.
11.    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Party or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Parties or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
12.    Compliance with Law. This Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. To the extent that any provision in this Agreement is ambiguous as to its compliance with Section 409A, the provision shall be read in such a manner so that all payments hereunder shall comply with Section 409A.
13.    Withholding. The Company shall have the right to deduct from any payment due under this Agreement, any applicable withholding taxes or other deductions required by law to be withheld with respect to such payment and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.
14.    Termination of Agreement. Subject to Section 1(c) of this Agreement, if the Executive's employment terminates for any reason prior to a Change in Control, then this Agreement shall automatically terminate without any further action by the Parties hereto and this Agreement shall be null and void and have no further force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have executed this Agreement as of the day and year first above mentioned.

DYNCORP INTERNATIONAL LLC        EXECUTIVE

By: /s/ Steven F. Gaffney             /s/ General John Tilelli
Name:                            Name:     John Tilelli
Title:

EXHIBIT A
RESTRICTIVE COVENANT AGREEMENT
THIS RESTRICTIVE COVENANT AGREEMENT (this "Agreement"), is entered into as of December 17, 2013, by and between DynCorp International LLC (the "Company"), and John Tilelli (the "Executive").

W I T N E S S E T H:

WHEREAS, the Company has granted the Executive a long term cash incentive award (the "Award"); and

WHEREAS, in connection with the grant of the Award, the Executive has agreed to execute this Agreement and be bound by certain restrictive covenants as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

1.Restrictions and Obligations of the Executive.
1.1    Confidentiality. (a) During the course of the Executive's service to the Company (prior to and during the Term), the Executive has had and will have access to certain trade secrets and confidential information relating to the Company and its subsidiaries and affiliates (the "Protected Parties") which is not readily available from sources outside the Company. The confidential and proprietary information and, in any material respect, trade secrets of the Protected Parties are among their most valuable assets, including but not limited to, their customer, supplier and vendor lists, databases, competitive strategies, computer programs, frameworks, or models, their marketing programs, their sales, financial, marketing, training and technical information, their product development (and proprietary product data) and any other information, whether communicated orally, electronically, in writing or in other tangible forms concerning how the Protected Parties create, develop, acquire or maintain their products and marketing plans, target their potential customers and operate their retail and other businesses. The Protected Parties invested, and continue to invest, considerable amounts of time and money in their process, technology, know-how, obtaining and developing the goodwill of their customers, their other external relationships, their data systems and data bases, and all the information described above (hereinafter collectively referred to as "Confidential Information"), and any misappropriation or unauthorized disclosure of Confidential Information in any form would irreparably harm the Protected Parties. The Executive acknowledges that such Confidential Information constitutes valuable, highly confidential, special and unique property of the Protected Parties. The Executive shall hold in a fiduciary capacity for the benefit of the Protected Parties all Confidential Information relating to the Protected Parties and their businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or its subsidiaries and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). The Executive shall not, during the period the Executive is employed by the Company or its subsidiaries or at any time thereafter, disclose any Confidential Information, directly or indirectly, to any person or entity for any reason or purpose whatsoever, nor shall the Executive use it in any way, except (i) in the course of the Executive's employment with, and for the benefit of, the Protected Parties, (ii) to enforce any rights or defend any claims hereunder or under any other agreement to which the Executive is a party, provided that such disclosure is relevant to the enforcement of such rights or defense of such claims and is only disclosed in the formal proceedings related thereto, (iii) when required to do so by a court of law or in connection with any administrative proceeding, by any governmental agency or regulatory organization or by any administrative or legislative body (including a committee thereof) with jurisdiction to order him to divulge, disclose or make accessible such information, provided that the Executive shall give prompt written notice to the Company of such requirement (unless directed by governmental or judicial authority not to do so), disclose no more information than is so required, and cooperate with any attempts by the Company to obtain a protective order or similar treatment, (iv) as to such Confidential Information that becomes generally known to the public or trade without his violation of this Section 1.1 (a) or (v) to the Executive's spouse, attorney and/or his personal tax and financial advisors as reasonably necessary or appropriate to advance the Executive's tax, financial and other personal planning (each an "Exempt Person"), provided, however, that any disclosure or use of Confidential Information by an Exempt Person shall be deemed to be a breach of this Section 1.1(a) by the Executive. The Executive shall take all reasonable steps to safeguard the Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. The Executive understands and agrees that the Executive shall acquire no rights to any such Confidential Information.
(b)    All files, records, documents, drawings, specifications, data, computer programs, evaluation mechanisms and analytics and similar items relating thereto or to the Business (for the purposes of this Agreement, "Business" shall be as defined in Section 1.4 hereof), as well as all customer lists, specific customer information, compilations of product research and marketing techniques of the Company and its subsidiaries, whether prepared by the Executive or otherwise coming into the Executive's possession, shall remain the exclusive property of the Company and its subsidiaries.
(c)    It is understood that while employed by the Company or its subsidiaries, the Executive will promptly disclose to it, and assign to it the Executive's interest in any invention, improvement or discovery made or conceived by the Executive, either alone or jointly with others, which arises out of the Executive's employment. At the Company's request and expense, the Executive will assist the Company and its subsidiaries during the period of the Executive's employment by the Company or its subsidiaries and thereafter (but subject to reasonable notice and taking into account the Executive's schedule) in connection with any controversy or legal proceeding relating to such invention, improvement or discovery and in obtaining domestic and foreign patent or other protection covering the same.
1.2    Cooperation. During the Term and any period thereafter, the Executive shall cooperate fully with any investigation or inquiry by the Company, or any governmental or regulatory agency or body, concerning the Company or its subsidiaries' or affiliates' operations; provided that the Company shall reimburse the Executive for any reasonable expenses incurred during such cooperation.
1.3    Non-Solicitation or Hire. During the Term and, following the termination of the Executive's employment for any reason, for a period of twenty-four (24) months, the Executive shall not (a) directly or indirectly solicit, attempt to solicit or induce (x) any party who is a customer of the Company or its subsidiaries, who was a customer of the Company or its subsidiaries at any time during the twelve (12) month period immediately prior to the date the Executive's employment terminates or who is a prospective customer that has been identified and targeted by the Company or its subsidiaries as of the Termination Date, for the purpose of marketing, selling or providing to any such party any services or products offered by or available from the Company or its subsidiaries, or (y) any supplier to the Company or any subsidiary to terminate, reduce or alter negatively its relationship with the Company or any subsidiary or in any manner interfere with any agreement or contract between the Company or any subsidiary and such supplier or (b) hire any employee of the Company or any of its subsidiaries or affiliates (a "Current Employee") or any person who was an employee of or consultant to the Company or any of its subsidiaries or affiliates during the six (6) month period immediately prior to the date the Executive's employment terminates (a "Former Employee") or directly or indirectly solicit or induce a Current or Former Employee to terminate such employee's employment relationship with the Protected Parties in order, in either case, to enter into a similar relationship with the Executive, or any other person or any entity; provided, however, that nothing in Section 1.3 (b) (i) shall be deemed to prohibit general solicitations for employment through advertisements or other means that may be seen by employees of the Company or its subsidiaries or affiliates or (ii) preclude the Executive from employing any person whose employment with the Company or any of its subsidiaries or affiliates was involuntarily terminated.
1.4    Non-Competition. Executive understands that the Company invests significant resources in the training and development of its executives and that in his position as Vice President, he had access to Confidential Information. During the Term and for a period of twelve (12) months following the termination of the Executive's employment for any reason, the Executive shall not, directly or indirectly participate in the ownership (other than through mutual funds or similar forms of investment), control or management of, or be employed as an employee, consultant, advisor or agent of any business, or in any other capacity (subject to the exceptions noted below in this paragraph*), for the following companies: AAR, AECOM,AIRINC, Alsalam, Boeing, CCE, DS2, Kay and Associates, Engility, M-1, M-7 Aerospace, Panesma, Raytheon Technical Services, SESI, Sikorsky, VSE, Lockheed Martin, Northrup Grumman, Honeywell, CACI, L-3, PAE, Mantech, SAIC, URS, Flour, or KBR; provided that, upon the Executive's termination of employment, the list of companies may be expanded or reduced, in the reasonable discretion of the Company, to reflect changes in the business of the Company and the persons or entities substantially competing with the Company at such time and such expanded or reduced list of companies shall apply to the extent that the Executive serves in a sales position or an executive position (*other than the general counsel, attorney, corporate secretary or chief compliance officer) with respect to any company on such list at any time during the applicable period set forth above.
1.5    Property. The Executive acknowledges that all originals and copies of materials, records and documents generated by him or coming into his possession during his employment by the Company or its subsidiaries are the sole property of the Company and its subsidiaries ("Company Property"). During the Term, and at all times thereafter, the Executive shall not remove, or cause to be removed, from the premises of the Company or its subsidiaries, copies of any record, file, memorandum, document, computer related information or equipment, or any other item relating to the business of the Company or its subsidiaries, except in furtherance of his duties under the Agreement. When the Executive's employment with the Company terminates, or upon request of the Company at any time, the Executive shall promptly deliver to the Company all copies of Company Property in his possession or control.
1.6    Nondisparagement. The Executive agrees that he will not at any time (whether during or after the Term) publish or communicate to any person or entity any Disparaging (as defined below) remarks, comments or statements concerning the Company, Cerberus Capital Management, L.P., their parents, subsidiaries and affiliates, and their respective present and former members, partners, directors, officers, shareholders, employees, agents, attorneys, successors and assigns. "Disparaging" remarks, comments or statements are those that impugn the character, honesty, integrity or morality or business acumen or abilities in connection with any aspect of the operation of business of the individual or entity being disparaged. Notwithstanding the foregoing, nothing in this Section 1.1 shall be construed to preclude truthful disclosures in response to lawful process as required by applicable law, regulation, or order or directive of a court, administrative or legislative body, governmental agency or regulatory organization.
2.Remedies; Specific Performance. The Parties acknowledge and agree that the Executive's breach or threatened breach of any of the restrictions set forth in this RESTRICTIVE COVENANT AGREEMENT will result in irreparable and continuing damage to the Protected Parties for which there may be no adequate remedy at law and that the Protected Parties shall be entitled to seek equitable relief, including specific performance and injunctive relief as remedies for any such breach or threatened or attempted breach, without requiring the posting of a bond. The Executive hereby consents to the grant of an injunction (temporary or otherwise) against the Executive or the entry of any other court order against the Executive prohibiting and enjoining him from violating, or directing him to comply with any provision of Section 1. The Executive also agrees that such remedies shall be in addition to any and all remedies, including damages, available to the Protected Parties against him for such breaches or threatened or attempted breaches. In addition, without limiting the Protected Parties' remedies for any breach of any restriction on the Executive set forth in Section 1, except as required by law, the Executive shall not be entitled to any payments set forth in the Long Term Cash Incentive Bonus Agreement Section 1.1 hereof if the Executive has breached the covenants applicable to the Executive contained in Section 1, the Executive will immediately return to the Protected Parties any such payments previously received under the Long Term Cash Incentive Bonus Agreement Section 1.1 upon such a breach, and, in the event of such breach, the Protected Parties will have no obligation to pay any of the amounts that remain payable by the Company under the Long Term Cash Incentive Bonus Agreement Section 1.1.
3.Governing Law, Dispute Resolution and Venue. This Agreement shall be governed and construed in accordance with the laws of Virginia, without regard to conflicts of laws principles, unless superseded by federal law.
4.Entire Agreement. This Agreement contains the entire agreement between the parties with respect to its subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.
5.Amendments and Waivers. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.
6.Successors. This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.
7.Severability. If any term, provision, covenant or restriction of this Agreement, or any part thereof, is held by a court of competent jurisdiction of any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected or impaired or invalidated.
8.Judicial Modification. The Executive acknowledges that the restrictive covenants contained in this Agreement are reasonable and valid in temporal scope and in all other respects. If any court determines that any of the covenants in this Agreement, or any part of any of them, is invalid or unenforceable, the remainder of such covenants and parts thereof shall not thereby be affected and shall be given full effect, without regard to the invalid portion. If any court determines that any of such covenants, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such court shall reduce such scope to the minimum extent necessary to make such covenants valid and enforceable.
9.Headings. The headings in this Agreement are included for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.
10.Construction. This Agreement and the provisions contained in it shall not be construed or interpreted for or against any party to this Agreement because that party drafted or caused that party's legal representative to draft any of its provisions.
11.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.
*    *    *    *    *

IN WITNESS WHEREOF, the Company and Executive have executed this Agreement as of the date first above written.

DYNCORP INTERNATIONAL LLC        EXECUTIVE
By: _/s/ Steven F. Gaffney             /s/ General John Tilelli
Name:    Name: John Tilelli
Title: